EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the inclusion in this Registration Statement on Form SB-2 and in the Prospectus constituting part of this Registration Statement of our report dated January 28, 2004 on the financial statements of Simtek Corporation included in the Prospectus. We also consent to the references to our firm under the captions "Selected Financial Data" and "Experts" in the Prospectus included in the Registration Statement.



HEIN & ASSOCIATES LLP

April 7, 2004